Exhibit 5.1

April 3, 2023

Board of Directors

3017 Bolling Way NE, Floors 1 and 2,

Atlanta, Georgia, 30305, USA

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to T Stamp Inc. (the “Company”) with respect to the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of up to $50,000,000 in the aggregate of securities of the Company consisting of (i) shares of Class A Common Stock, $0.01 par value per share (the “Class A Common Stock”), (ii) warrants (the “Warrants”) to purchase shares of Class A Common Stock, and (iii) units comprised of any combination Class A Common Stock and Warrants (the “Units,” and together with the Common Stock and Warrants, the “Securities”). This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, in connection with the Registration Statement, including the base prospectus that is part of the Registration Statement (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more prospectus supplement (each, a “Prospectus Supplement”).

In connection with the opinion contained herein, we have examined the Registration Statement, the Prospectus, the Amended and Restated Certificate of Incorporation (as amended) of the Company, the Bylaws of the Company, the resolutions of the Company’s Board of Directors and stockholders, as well as all other documents necessary in our estimation to render an opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based on the foregoing, we are of the opinion that:

(1)	With respect to any shares of Class A Class A Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Stock are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) when the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock, the consideration to be received therefor and related matters, (v) when the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) when certificates in the form required under the Delaware General Corporation Law (the “DGCL”) representing the Offered Common Stock are duly executed, countersigned, registered and delivered, or, if issued in book entry form, an appropriate account statement evidencing shares of Class A Common Stock credited to the purchaser’s account maintained with the Company’s transfer agent for Class A Common Stock has been issued by said transfer agent upon payment of the agreed upon consideration therefor, the Offered Common Stock (including any shares of Class A Common Stock duly issued upon conversion, exchange or exercise of Warrants), when issued and sold in accordance with the applicable underwriting agreement, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Class A Common Stock.

(2)	With respect to the Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), (i) when the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) when an appropriate Prospectus Supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants, the consideration to be received therefor and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable warrant ggent; (vi) the Class A Common Stock relating to such Offered Warrants have been duly authorized for issuance, (vii) the applicable Warrant agreement has been duly authorized, executed and delivered by each party thereto, and (viii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any Prospectus Supplement relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

(3)	With respect to any offering of Units by the Company pursuant to the Registration Statement (the “Offered Units”), when(i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act, (ii) an appropriate Prospectus Supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering or in a best efforts placement offering, the underwriting agreement or placement agency agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the form, issuance, execution and terms of the Offered Units, the related unit agreements between the Company and the unit agent or purchaser named therein (“Unit Agreements”), if any, and any Offered Warrants and/or Offered Common Stock which are components of such Offered Units, the terms of the offering thereof and related matters, (v) the terms of the issuance and sale of the Offered Units have been duly established in conformity with the Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (vi) the (1) Offered Units, (2) the Unit Agreements, if any, and (3) such Offered Warrants and/or Offered Common Stock that are components of such Offered Units have been duly and properly sold, paid for and delivered as contemplated in the Registration Statement, any Prospectus Supplement relating thereto and, if applicable, in accordance with the applicable underwriting or other purchase agreement and otherwise in accordance with the provisions of any applicable (i) Unit Agreement and (ii) Warrant agreement, in the case of Warrants, such Units will be validly issued and will entitle the holder thereof to the rights specified in the Unit Agreements, if any.

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement (and any applicable post-effective amendment thereto) will have become effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby and such Securities will have been issued and sold in accordance with the terms of such Prospectus Supplement and in compliance with all applicable laws; and (ii) a definitive purchase, underwriting or similar agreement with respect to such Securities (if applicable) will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Securities will be duly authorized by all necessary corporate action by the Company and any agreement pursuant to which such Securities may be issued will be duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Company will remain duly organized, validly existing and in good standing under applicable state law; and (v) the Company has reserved a sufficient number of shares of its duly authorized, but unissued, Class A Common Stock as is necessary to provide for the issuance of the shares of Class A Common Stock pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement.

The opinions set forth above in numbered paragraphs (1) through (3) are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions may be held unenforceable as contrary to federal or state securities laws.

No opinion is being rendered hereby with respect to the truth and accuracy, or completeness of the Registration Statement, Prospectus, any future Prospectus Supplement, or any portion thereof. No opinion may be implied or inferred beyond the opinions expressly stated in numbered paragraphs (1) through (3) above. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Yours Truly,

/s/ CrowdCheck Law, LLP

AS/GHA